Exhibit 10.11

FIRST AMENDMENT
TO
EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (“Amendment”) dated as of December       , 2008 is made and entered into by and among Danvers Bancorp, Inc., a Delaware Corporation (the “Company”) and its subsidiary Danversbank, a savings bank chartered under the laws of the Commonwealth of Massachusetts (the “Bank” and collectively with the Company, the “Employers”), and L. Mark Panella (the “Executive”).

WHEREAS, the Employers and the Executive are parties to an Employment Agreement dated as January 2, 2008 (the “Agreement”); and

WHEREAS, the parties hereto desire to amend the Agreement to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Employers and the Executive agree as follows:

1.                                       Section 3(b) of the Agreement is hereby amended by adding the following sentence to the end thereof:

“Any such cash incentive compensation shall be paid to the Executive between January 1 and March 15 of the year following the year in which it was earned.”

2.                                       Section 5(a) of the Agreement is hereby amended by inserting the following immediately prior to the period at the end of the first sentence thereof:

“, payable on or before the time required by law or under the applicable plan, but in no event more than 30 days after the Executive’s Date of Termination”

3.                                       Section 5(a) of the Agreement is hereby amended by inserting the following immediately prior to the period at the end thereof:

“, payable in a lump-sum within 30 days after the Date of Termination”

4.                                       Section 5(b) of the Agreement is hereby amended by inserting the following immediately prior to the period at the end of the first sentence thereof:

“, payable in accordance with Section 5(a)”

5.                                       Section 5(b) of the Agreement is hereby amended by inserting the following immediately after the phrase “general release of claims” in the second sentence thereof:

“, within the 21-day period following the Date of Termination and the expiration of the seven-day revocation period for such release,”

6.                                       Sections 5(b)(i) and 5(b)(ii) of the Agreement are each hereby amended by inserting the following immediately before the period at the end of the second to last sentence of 5(b)(ii) and immediately prior to the semicolon at the end of each of 5(b)(i) and 5(b)(ii) thereof:

“, payable on the 30th day after the Date of Termination”

7.                                       Section 5 of the Agreement is hereby amended by inserting the following as a new Section 5(b)(v):

“(v)                           Notwithstanding anything in this Agreement to the contrary, to the extent that any payment or benefit described in this Agreement constitutes ‘non-qualified deferred compensation’ under Section 409A of the Code, and to the extent that such payment or benefit is payable upon the Executive’s termination of employment, then such payments or benefits shall only be payable upon the Executive’s ‘separation from service.’  The term ‘separation from service’ shall mean the Executive’s ‘separation from service’ from the Bank or the Company, an affiliate of the Bank or the Company or a successor entity within the meaning set forth in Section 409A of the Code, determined in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).”

8.                                       Section 6(b)(ii) of the Agreement is hereby amended by (x) deleting the word “initial” prior to the term “Gross-Up Payment” in the third sentence thereof, (y) deleting “Executive within five days of the receipt of the Accounting Firm’s determination” at the end of the third sentence thereof, and (z) inserting the following immediately prior to the period at the end of the third sentence thereof:

“relevant tax authorities as withholding taxes on behalf of the Executive at such time or times when each Excise Tax payment is due”

9.                                       Section 6(b)(ii) of the Agreement is hereby amended by deleting “or for the benefit of the Executive” at the end thereof, and substituting the following therefor immediately prior to the period at the end thereof:

“the relevant tax authorities as withholding taxes on behalf of the Executive”

10.                                 Section 6 of the Agreement is hereby amended by inserting the following as a new Section 6(b)(v):

“(v)                           Any Gross-Up Payment, advance or other payment under this Section shall be paid no later than the last day of the calendar year following the calendar year in which the related tax is required to be paid.”

11.                                 The Agreement is hereby amended by adding the following as a new Section 10 to the Agreement and renumbering the subsequent sections of the Agreement accordingly:

“10.                           Section 409A

(a)                                  All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Employers or incurred by the Executive during the time periods set forth in this Agreement.  All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred.  The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year.  Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

(b)                                 The Employers make no representation or warranty and shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.”

12.                                 All other provisions of the Agreement shall remain in full force and effect according to their respective terms, and nothing contained herein shall be deemed a waiver of any right or abrogation of any obligation otherwise existing under the Agreement except to the extent specifically provided for herein.

13.                                 The validity, interpretation, construction and performance of this Amendment shall be governed by the laws of the Commonwealth of Massachusetts.

14.                                 This Amendment may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Employers have caused this First Amendment to Employment Agreement to be duly executed by their officers thereunto authorized, and the Executive has hereunto set his hand, all on the day and year first above written.

DANVERS BANCORP, INC.

By:
Name:
Title:

DANVERSBANK

By:
Name:
Title:

EXECUTIVE

L. Mark Panella